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                                                                    Exhibit 99.3


                         GENESIS HEALTHCARE CORPORATION

                          OFFER TO EXCHANGE REGISTERED
                      8% SENIOR SUBORDINATED NOTES DUE 2013
                           FOR ANY AND ALL OUTSTANDING
               UNREGISTERED 8% SENIOR SUBORDINATED NOTES DUE 2013


      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
                , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").


To Our Clients:

         Enclosed for your consideration is a prospectus dated              ,
2004 (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Genesis HealthCare Corporation, a Pennsylvania corporation (the "Company") to exchange an aggregate principal amount of up to $225,000,000 of its 8% Senior Subordinated Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 8% Senior Subordinated Notes due 2013 (the "Initial Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated October 28, 2003, by and among the Company, substantially all of the subsidiaries of the Company and the initial purchasers referred to therein. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes have been registered under the Securities Act and therefore (1) will not be subject to certain restrictions on their transfer, (2) will not be entitled to registration rights and (3) will not contain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement as described in the Prospectus. Initial Notes may be tendered in a principal amount of $1,000 and integral multiples of $l,000.

         We are forwarding the enclosed materials to you as the beneficial owner of Initial Notes held by us for your account or benefit but not registered in your name. We may tender Initial Notes in the Exchange Offer as the registered holder only if you so instruct us. Therefore, the Company urges you, as a beneficial owner of Initial Notes registered in our name, to contact us promptly if you wish to exchange Initial Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to exchange any or all Initial Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Initial Notes.

         You should forward instructions to us as promptly as possible in order to permit us to exchange Initial Notes on your behalf in accordance with the terms of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New
York City time, on            , 2004, unless extended (the "Expiration Date"). A
tender of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         We call your attention to the following:

         1. The Exchange Offer is for the exchange of $l,000 principal amount of Exchange Notes for each $1,000 principal amount of Initial Notes. $225,000,000 aggregate principal amount of the 8% Senior Subordinated Notes due 2013 are outstanding as of the date of the Prospectus.

         2. Based upon interpretations by the staff of the Securities and Exchange Commission (the "SEC") set forth in no action letters issued to unrelated third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by





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            a holder thereof (other than a holder that is an "affiliate" of the
            Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is has not engaged in, does not intend to engage in , and has no arrangement or understanding with any person to participate in, the distribution of such Exchange Notes. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988). Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         3. The Exchange Offer is subject to the conditions described in the section entitled "The Exchange Offer-- Conditions to the Exchange Offer" of the Prospectus. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Initial Notes and may terminate the Exchange Offer (whether or not any Initial Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer-- Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

         4. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Initial Notes being tendered. The Exchange Notes will be exchanged for the Initial Notes at the rate of $1,000 principal amount of Initial Notes.

         5. Tendered Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         6. The Company has agreed to pay certain of the expenses of the Exchange Offer, and will pay any transfer taxes incident to the transfer of Initial Notes from the tendering holder to the Company, except as provided in the Prospectus and the Letter of Transmittal.

         Genesis HealthCare Corporation is not making the Exchange Offer to, nor will it accept tenders from or on behalf of, holders of Initial Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

         If you wish us to tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Initial Notes held by us and registered in our name for your account or benefit.




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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the materials enclosed with and referred to in your letter relating to the Exchange Offer made by the Company with respect to the Initial Notes.

         This will instruct you to tender for exchange the aggregate principal amount of Initial Notes indicated below or, if no aggregate principal amount is indicated below, all Initial Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned, unless withdrawn timely.

         If the undersigned instructs you to tender Initial Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person has engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a copy of a prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

[ ] Please tender the Initial Notes held by you for my account as indicated below:

         Aggregate principal amount of Initial Notes to be tendered for exchange: $______________________ *


         * I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Initial Notes in the space above, all Initial Notes held by you for my (our) account will be tendered for exchange.

[ ] Please do not tender any Initial Notes held by you for my account.

Signature(s):
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Name(s) (Please type or print):
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Tax Identification or Social Security Number(s):
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Capacity (full title), if signing in a fiduciary or representative capacity:
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Telephone Number(s) (including area code):
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Address(es) (including zip code(s)):
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Date:
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